UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2003 (December 11, 2003)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-566	31-4388903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 549-6000

Not Applicable

Former name or former address, if changed since last report.

Item 12.	Results of Operations and Financial Condition.

On December 11, 2003, Greif, Inc. (the “Company”) issued a press release (the “Release”) announcing its results for the fourth quarter and the fiscal year ended October 31, 2003. The full text of the Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Release included the following non-GAAP financial measures: (i) net income before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle, (ii) net income before restructuring charges, debt extinguishment charge and timberland gains, (iii) earnings per Class A and Class B share before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle, (iv) earnings per Class A and Class B share before restructuring charges, debt extinguishment charge and timberland gains, (v) operating profit before restructuring charges and timberland gains, and (vi) operating profit before restructuring charges. Net income before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle is equal to GAAP net income plus restructuring charges and debt extinguishment charge less timberland gains and cumulative effect of change in accounting principle, net of tax. Net income before restructuring charges, debt extinguishment charge and timberland gains is equal to GAAP net income plus restructuring charges and debt extinguishment charge less timberland gains, net of tax. Earnings per Class A and Class B share before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle is equal to GAAP earnings per Class A and Class B share plus the effects of restructuring charges and debt extinguishment charge less the effects of timberland gains and cumulative effect of change in accounting principle, net of tax. Earnings per Class A and Class B share before restructuring charges, debt extinguishment charge and timberland gains is equal to GAAP earnings per Class A and Class B share plus the effects of restructuring charges and debt extinguishment charge less the effects of timberland gains, net of tax. Operating profit before restructuring charges and timberland gains is equal to GAAP operating profit plus restructuring charges less timberland gains. Operating profit before restructuring charges is equal to GAAP operating profit plus restructuring charges.

Management uses net income before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle, net income before restructuring charges, debt extinguishment charge and timberland gains, earnings per Class A and Class B share before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle, earnings per Class A and Class B share before restructuring charges, debt extinguishment charge and timberland gains, operating profit before restructuring charges and timberland gains and operating profit before restructuring charges because it believes that these measures are a better indication of the Company’s operational performance than GAAP net income, earnings per Class A and Class B share and operating profit since they exclude restructuring charges, debt extinguishment charge and cumulative effect of change in accounting principle, which are not representative of ongoing operations, and timberland gains that are volatile from period to period. Net income before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle, net income before restructuring charges, debt extinguishment charge and timberland gains, earnings per Class A and Class B share before restructuring charges, debt extinguishment charge, timberland gains and cumulative effect of change in accounting principle, earnings per Class A and Class B share before restructuring charges, debt extinguishment charge and timberland gains, operating profit before restructuring charges and timberland gains and operating profit before restructuring charges provide a more stable platform on which to compare the historical performance of the Company.

The Release also included the financial terms of net debt and capital expenditures. Net debt is defined as total debt outstanding less cash and cash equivalents. Capital expenditures are defined as purchases of properties, plants and equipment less timberland purchases. Following is a reconciliation of total debt to net debt at October 31, 2003 and 2002, and purchases of properties, plants and equipment to capital expenditures for the fiscal years ended October 31, 2003 and 2002.

  Dollars in millions

	October 31, 2003	October 31, 2002
Total debt	$662	$653
Cash and cash equivalents	50	25

Net debt	$612	$628

	Years ended October 31,
	2003	2002
Purchases of properties, plants and equipment	$65	$58
Timberland purchases	4	12

Capital expenditures	$61	$46

Management used net debt instead of total debt because it believes net debt was more representative of the Company’s total obligations at October 31, 2003. Capital expenditures are used because management believes they are a better indication of capital spending than purchases of properties, plants and equipment due to the volatile nature of timberland purchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date:	December 16, 2003	By:	/s/ Donald S. Huml
Donald S. Huml Chief Financial Officer (Duly Authorized Signatory)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on December 11, 2003 announcing its results for the fourth quarter and the fiscal year ended October 31, 2003.